EXHIBIT 21.1

RESOLUTE FOREST PRODUCTS INC.

SUBSIDIARY LISTING

As of December 31, 2012

Name	Jurisdiction of Incorporation
8109770 Canada Inc.	Canada
3239432 Nova Scotia Company	Nova Scotia
9192-8515 Quebec Inc. (1)	Quebec
AbiBow Recycling LLC	Delaware
AbitibiBowater Canada Inc.	Canada
Abitibi Consolidated Europe	Belgium
Abitibi Consolidated Sales LLC	Delaware
Augusta Newsprint Holding LLC	Delaware
Bowater Asia Pte. Ltd.	Singapore
Bowater Canada Finance Corporation (2)	Nova Scotia
Bowater Canadian Holdings Incorporated	Nova Scotia
Bowater Canadian Limited	Canada
Bowater Europe Limited	United Kingdom
Bowater-Korea Ltd.	Korea
Bowater LaHave Corporation	Nova Scotia
Bowater Newsprint South LLC	Delaware
Bowater Nuway Mid-States Inc.	Delaware
Bowater S. America Ltda.	Brazil
Bowater South American Holdings Incorporated	Delaware
Bridgewater Paper Company Limited (3)	United Kingdom
Bridgewater Paper Leasing Ltd.	United Kingdom
Calhoun Newsprint Company (4)	Delaware
Donohue Corp.	Delaware
Donohue Malbaie Inc. (5)	Quebec
FD Powerco LLC	West Virginia
Fibrek General Partnership	Quebec
Fibrek Holding Inc.	Canada
Fibrek Inc.	Canada
Fibrek International Inc.	Canada
Fibrek Recycling U.S. Inc.	Delaware
Fibrek U.S. Inc.	Delaware
Forest Products Mauricie L.P. (1)	Quebec
GLPC Residual Management, LLC	Delaware
The International Bridge and Terminal Company	Canada/Special Act
Lake Superior Forest Products Inc.	Delaware
Resolute FP Augusta LLC	Delaware
Resolute FP Canada Inc.	Canada
Resolute FP US Inc.	Delaware
SFK Pulp Finco Inc.	Canada

Note: Except as otherwise indicated, each of the above entities is a wholly-owned direct or indirect subsidiary of Resolute Forest Products Inc. The names of certain other direct and indirect subsidiaries of Resolute Forest Products Inc. have been omitted from the list above because such unnamed subsidiaries in the aggregate as a single subsidiary would not constitute a significant subsidiary.

(1)	93.2 percent owned.
(2)

Bowater Canada Finance Corporation filed under the Bankruptcy and Insolvency Act (Canada) and was dismissed from the CCAA Proceedings and the Chapter 11 Cases. For additional information, see Note 20, “Commitments and Contingencies,” to the Consolidated Financial Statements of Resolute Forest Products Inc. included in Resolute Forest Products Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012.

(3)

Effective February 2, 2010, Bridgewater Paper Company Limited filed for administration pursuant to U.K. insolvency law. For additional information, see Note 4, “Creditor Protection Proceedings – Reorganization items, net,” to the Consolidated Financial Statements of Resolute Forest Products Inc. included in Resolute Forest Products Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012.

(4)	53.13 percent owned.
(5)	51 percent owned.